Yield10 Bioscience Announces Third Quarter 2022 Financial Results
-Grower contracts in place for winter 2022/2023
-Development of herbicide tolerance traits in Camelina on track
-Collaboration with Rothamsted Research for omega-3 technology extended through 2023

-Management will host a conference call today at 4:30 p.m. (ET) to review financial results and provide a corporate update
WOBURN, Mass. - November 14, 2022 - Yield10 Bioscience, Inc. (Nasdaq:YTEN) ("Yield10" or the "Company"), an agricultural bioscience company, today reported financial results for the three and nine months ended September 30, 2022.
"The significant market opportunity represented by demand for low-carbon index feedstock oil for biofuels is driving our efforts to develop and commercialize Camelina as a new industrial crop," said Oliver Peoples, Ph.D., Chief Executive Officer of Yield10 Bioscience. "In the third quarter, our market development efforts focused on securing growers to plant our winter Camelina varieties at a scale of up to 160 acres. As the season progresses into harvest next year, we plan to work closely with growers to build confidence and experience with the crop. We have also ramped up commercial seed production to enable our market development activities to expand in 2023.

"We believe development of herbicide tolerant Camelina will be very attractive to growers for its sustainability and economic benefits while enabling planting of the crop on large acreage. Yield10 tested herbicide tolerant candidate Camelina lines in the field for the first time in 2022 with excellent results, and have selected lines for further testing and seed scale-up in contra-season. Larger scale testing of these lines is expected in the spring of 2023. We remain focused on developing spring and winter Camelina varieties having a robust herbicide package for seamless integration into crop rotations and cover cropping use.

"The sustainable, land-based production of omega-3 oil with our Camelina platform represents a significant market opportunity in animal feed and human nutrition. We recently extended our collaboration with Rothamsted Research with a priority on developing elite Camelina to produce the

EPA component of omega-3 co-deployed with our advanced technology for a robust trait package. We plan to follow this with development of advanced EPA plus DHA Camelina lines. Our program to deploy PHA bioplastic continues to advance as the team gains deeper insights into increasing PHA yield in Camelina seed.

"In the months ahead, we expect to continue discussions with biofuel supply chain participants with the goal of forming alliances, as well as engaging with growers and seed retailers to expand experience with Camelina. We will also be evaluating agronomic and yield data from our field tests conducted across a range of geographies in 2022 to inform our efforts to develop industry-leading, elite Camelina varieties," said Peoples.

Recent Accomplishments

•Named Willie Loh, Ph.D. to the Board of Directors: In October, Dr. Loh was named to the Company’s Board of Directors. Dr. Loh previously served as a Special Commercial and Technical Advisor to the Company. Dr. Loh was formerly Vice President, Market Development of Cargill Inc.’s Global Edible Oils Solutions group in North America.

•Market development for Camelina in biofuels: In the third quarter, Yield10 continued market development activities to build visibility for developing and commercializing Camelina as a low-carbon feedstock oil for biofuels. Yield10 engaged growers in contracts for the production of Camelina grain or Camelina seed. These growers are located in the U.S. and Canada, with each grower planting between 30 and 160 acres of winter Camelina. Harvest is expected starting in July 2023. Yield10 also continued discussions with biofuel supply chain participants.

•2022 Seed production: Yield10 has contracted with growers to plant Camelina varieties E3902 (spring, high oil), WDH2 (winter, cold tolerant) and WDH3 (winter, early maturing) to produce commercial seed. This activity is intended to produce commercial inventory of Camelina seed available for growers’ contracts for future planting of Camelina intended to produce low-carbon intensity feedstock oil for the biofuel market and high-protein meal for the animal feed market.

•2022/2023 Winter field test program underway: Yield10’s winter 2022/2023 field test program is being conducted at more than 20 sites. The tests are intended to evaluate several varieties of elite Camelina by collecting data on agronomic performance, seed yield, oil content and herbicide tolerance, where applicable.

•2022 Spring season field testing and seed scale-up activities complete: The harvest of seed from all contracted sites in the U.S. and Canada has been completed. Yield10 is currently analyzing data collected from these studies.

•Agreements with Rothamsted Research extended: In November, Yield10 signed an extension of the Company's collaboration agreement with UK-based Rothamsted Research to support the development of omega-3 oils in Camelina. In addition, Yield10 also extended its exclusive option to sign a global, exclusive or non-exclusive license agreement to the Rothamsted omega-3 technology. Yield10 is prioritizing the deployment of the EPA (eicosapentaenoic acid) component of omega-3 in Camelina as the initial oil profile for commercialization.

Geopolitical Uncertainty and COVID-19 Impact on Operations

The Company has implemented business continuity plans to address the COVID-19 pandemic and minimize disruptions to ongoing operations. In addition, the conflict in Ukraine has resulted in significant uncertainty in the agriculture and commodities markets, and may have a significant impact on the Company’s business and operations. To date, despite the pandemic, Yield10 has been able to move forward with the operational steps required to execute its 2022 winter field trials at sites in Canada, the United States, and South America. However, it is possible that any potential future closures of research facilities, should they continue for an extended time, or delays in receiving supplies and materials needed to conduct field trials and research, or economic repercussions of the pandemic or other geopolitical uncertainty, such as the ongoing conflict between Ukraine and Russia, could adversely impact the Company's anticipated time frames for evaluating and/or reporting data from our field trials and other work we plan to accomplish during 2022 and beyond.

THIRD QUARTER 2022 FINANCIAL OVERVIEW
Cash Position
Yield10 Bioscience is managed with an emphasis on cash flow and deploys its financial resources in a disciplined manner to achieve its key strategic objectives.
Yield10 ended the third quarter of 2022 with $7.4 million in unrestricted cash and investments; a net decrease of $2.8 million from unrestricted cash and investments of $10.2 million reported as of June 30, 2022. Net cash used by operating activities during the third quarter of 2022 was $2.7 million compared to $2.0 million used in the third quarter of 2021. The Company continues to estimate total net cash usage for the full year ended December 31, 2022 in a range of $12.0 - $12.5 million as it continues its controlled growth to develop proprietary Camelina plant varieties and to support the commercial launch of its Camelina grain products.
Yield10's present capital resources are expected to fund its planned operations into the first quarter of 2023. The Company's ability to continue operations after its current cash resources are exhausted is dependent upon its ability to obtain additional financing, including public or private equity financing, secured or unsecured debt financing, receipt of additional government research grants, as well as licensing or other collaborative arrangements.
Operating Results
Grant revenue for the third quarters of 2022 and 2021 were consistent at $0.1 million. Research and development expenses increased by $0.5 million from $1.6 million during the third quarter of 2021 to $2.1 million in the third quarter of 2022 and general and administrative expenses were consistent at $1.5 million during the third quarters of each year.
Yield10 reported a net loss of $3.5 million for the quarter ended September 30, 2022, or $0.71 per share, as compared to a net loss of $2.4 million, or $0.49 per share, for the quarter ended September 30, 2021. The greater net loss during the quarter ended September 30, 2022 is due to the $0.5 million increase in research and development expenses resulting from higher employee compensation costs, expanded crop trials and the Company's pre-commercial Camelina seed production. In addition, during the three months ended September 30, 2021, Yield10 recognized a $0.7 million gain in other income (expense) from its 2002 investment in Tepha, Inc. ("Tepha") a related party, as a result of Tepha's acquisition by Becton Dickinson in July 2021.
For the nine months ended September 30, 2022, the Company reported a net loss of $10.3 million, or $2.09 per share, compared to a net loss of $8.1 million, or $1.72 per share, during the nine months ended September 30, 2021. Year to date grant revenue earned through September 30, 2022 and September 30, 2021 were $0.4 million and $0.5 million, respectively. Research and development expenses were $5.9 million and $4.6 million during the nine months ended September 30, 2022 and September 30, 2021, respectively. During those same periods, general and administrative expenses were $4.7 million and $4.6 million, respectively. During the nine months ended September 30, 2021, the Company also recognized the $0.7 million gain from the surrender of its shares of Tepha stock.
Yield10 Bioscience management will host a conference call today at 4:30 p.m. (ET) to discuss the third quarter 2022 results. The Company also will provide a corporate update and answer questions from the investor community. A live webcast of the call with slides can be accessed through the Company's website at www.yield10bio.com in the investor relations events section. To participate in the call, dial toll-free 800-715-9871 or 646-307-1963 (international). Reference Event ID:2201826. The webcast will be archived on the Company's website in the investor relations events section.

About Yield10 Bioscience
Yield10 Bioscience, Inc. is an agricultural bioscience company that is using its differentiated trait gene discovery platform, the “Trait Factory”, to develop improved Camelina varieties for the production of proprietary seed products, and to discover high value genetic traits for the agriculture and food industries. Our goals are to efficiently establish a high value seed products business based on developing superior varieties of Camelina for the production of feedstock oils for renewable diesel, PHA bioplastics and omega-3 (DHA+EPA) oils, and to license our yield traits to major seed companies for commercialization in major row crops, including corn, soybean and canola. Yield10 is headquartered in Woburn, MA and has an Oilseeds Center of Excellence in Saskatoon, Canada.

For more information about the company, please visit www.yield10bio.com, or follow the Company on Twitter, Facebook and LinkedIn. (YTEN-E)

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, expectations regarding Yield10’s cash position, cash forecasts and runway, expectations related to research and development and commercialization activities, intellectual property, the expected regulatory path for traits, reproducibility of data from field tests, the timing of completion of additional greenhouse and field test studies, the outcomes of its 2022 seed production, 2022 spring field tests, 2022-2023 winter field tests, Camelina planting under growers contracts and seed scale-up activities, the signing of research licenses and collaborations, including whether the objectives of those collaborations will be met, whether the Company will be able to generate proof points for traits in development and advance business discussions around its Camelina business plan, the potential impact on operations of the COVID-19 pandemic, the geopolitical uncertainty caused by the conflict between Ukraine and Russia, and value creation as well as the overall progress of Yield10 Bioscience, Inc., constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10 Bioscience’s filings with the Securities and Exchange Commission. Yield10 Bioscience assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
Contacts:
Yield10 Bioscience:
Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com
Investor Relations:
Bret Shapiro, (561) 479-8566, brets@coreir.com
Managing Director, CORE IR
Media Inquiries:
Eric Fischgrund, eric@fischtankpr.com
FischTank Marketing and PR

(FINANCIAL TABLES FOLLOW)

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Grant revenue	$111	$92	$363	$462
Total revenue	111	92	363	462

Expenses:
Research and development	2,083	1,636	5,862	4,603
General and administrative	1,518	1,547	4,748	4,583
Total expenses	3,601	3,183	10,610	9,186
Loss from operations	(3,490)	(3,091)	(10,247)	(8,724)

Other income (expense):
Gain on investment in related party	—	700	—	700
Other income (expense), net	10	(1)	11	(2)
Total other income (expense)	10	699	11	698
Loss from operations before income taxes	(3,480)	(2,392)	(10,236)	(8,026)
Income tax provision	(9)	(6)	(27)	(25)
Net loss	$(3,489)	$(2,398)	$(10,263)	$(8,051)

Basic and diluted net loss per share	$(0.71)	$(0.49)	$(2.09)	$(1.72)
Number of shares used in per share calculations:
Basic and diluted	4,924,606	4,873,248	4,904,737	4,681,292

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(In thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$3,922	$5,329
Short-term investments	3,483	10,661
Accounts receivable	37	164
Unbilled receivables	39	34
Prepaid expenses and other current assets	414	436
Total current assets	7,895	16,624
Restricted cash	264	264
Property and equipment, net	840	890
Right-of-use assets	2,063	2,354
Other assets	210	283
Total assets	$11,272	$20,415

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$104	$83
Accrued expenses	1,163	1,136
Current portion of lease liabilities	559	514
Total current liabilities	1,826	1,733
Lease liabilities, net of current portion	2,226	2,656
Total liabilities	4,052	4,389
Commitments and contingencies
Stockholders’ Equity:
Preferred stock ($0.01 par value per share); 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock ($0.01 par value per share); 60,000,000 shares authorized at September 30, 2022 and December 31, 2021; 4,933,288 and 4,881,851 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	49	49
Additional paid-in capital	403,799	402,283
Accumulated other comprehensive loss	(234)	(175)
Accumulated deficit	(396,394)	(386,131)
Total stockholders’ equity	7,220	16,026
Total liabilities and stockholders’ equity	$11,272	$20,415

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(10,263)	$(8,051)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	197	165
Charge for 401(k) company common stock match	111	100
Stock-based compensation	1,458	1,175
Non-cash lease expense	291	265
Deferred income tax provision	37	24
Changes in operating assets and liabilities:
Accounts receivable	127	62
Unbilled receivables	(5)	(19)
Prepaid expenses and other assets	52	60
Accounts payable	21	(15)
Accrued expenses	17	(192)
Lease liabilities	(385)	(342)
Net cash used in operating activities	(8,342)	(6,768)

Cash flows from investing activities
Purchase of property and equipment	(154)	(147)
Purchase of investments	(1,195)	(3,874)
Proceeds from the maturity of short-term investments	8,371	6,250
Net cash provided by investing activities	7,022	2,229

Cash flows from financing activities
Proceeds from warrants exercised	—	3,856
Proceeds from public offering, net of issuance costs	—	11,993
Taxes paid on employees' behalf related to vesting of stock awards	(37)	(103)
Net cash (used in) provided by financing activities	(37)	15,746

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(50)	(12)

Net (decrease) increase in cash, cash equivalents and restricted cash	(1,407)	11,195
Cash, cash equivalents and restricted cash at beginning of period	5,593	3,687
Cash, cash equivalents and restricted cash at end of period	$4,186	$14,882